Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Mr. Mak Wai Keung, Shawn, President and CEO

Centiv, Inc.

P.O. Box 113,

Palos Verdes Estates, California 90274

Dear Mr. Mak:

We hereby consent to the incorporation in the Current Report of Centiv, Inc. (the “Company”) on Form 8-K/A of our report on the financial statements of Beijing Multimedia Limited as its independent auditors dated May 14, 2004, as of and for the period ended December 31, 2003.

Respectfully submitted,

/s/ Davis Accounting Group P.C.
Davis Accounting Group P.C.
A Certified Public Accounting Firm

Cedar City, Utah

May 14, 2004